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                                                                    Exhibit 10.1


                           INDEMNIFICATION AGREEMENT

                   INDEMNIFICATION AGREEMENT, dated as of April 10, 2004 between and among All Capital, LLC, a Nevada limited liability company ("Capital"), Steven F. Cohen ("Cohen") Patrick Danan ("Danan"), Frank A. Leo ("Leo"), Raceway Ventures, LLC, a Florida limited liability company ("Ventures") and International Housing Development Group, Corp. ("International") and Cohen, Danan, Leo, Ventures and International collectively the "Indemnitors").

                                   WITNESSETH

                   Whereas, in order to induce VIP. Structures, Inc. ("VIP") to execute a certain Financing Agreement between VIP and Mid-State Raceway, Inc. ("Financing Agreement") pursuant to which VIP has agreed to extend $800,000 in credit to Raceway ("Credit"), Capital has executed and delivered an instrument of guaranty (" Capital Guaranty") to VIP pursuant to which Capital has agreed to guaranty the repayment by Mid-State Raceway, Inc. ("Raceway") of $500,000 of the Credit; and

                   Whereas, in connection with the acquisition by Ventures of all of the securities (including warrants) of Raceway owned by Capital, the Indemnitors are required to cause VIP to release Capital from any liability under or with respect to the Capital Guaranty; and

                   Whereas, Capital is prepared to waive the requirement that it be released from any liability under or with respect to the Capital Guaranty subject to and conditioned upon the agreement by the Indemnitors to indemnify and hold harmless Capital from any loss or liability arising out of or relating to the execution, delivery and/or performance by Capital of the Capital Guaranty, and in connection therewith the execution and delivery by the Indemnitors to Capital of this Indemnification Agreement and a modification to that certain Stock Pledge and Security Agreement between Ventures and Capital of even date herewith.

                   NOW THEREFORE, in consideration of the premises, the terms, covenants and conditions herein contained and the sum of One ($1.00) Dollar and other good and valuable consideration each to the other in hand paid, the parties hereto do hereby agree as follows:

1. In order to induce Capital waive the requirement that it be released from all liability under or with respect to the Capital Guaranty each of the Indemnitors does hereby jointly and severally agree to indemnify and hold harmless Capital from and against any and all costs, expenses, losses, liabilities, claims and judgements of every kind, nature and description (including, without limitation, attorneys fees) which may be incurred by Capital arising out of or relating to the execution, delivery and/or performance by Capital of the Capital Guaranty and/or the failure and/or refusal of Raceway to repay, in whole or in part, the Credit.

2. In consideration for and in reliance upon the execution and delivery of the within Indemnification Agreement Capital does hereby waive the requirement that it be released
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         from all liability under or with respect to the Capital Guaranty.

3. In order to induce Capital to execute and deliver this indemnification Agreement each of the Indemnitors does hereby jointly and severally represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall survive the execution and delivery of this Indemnification Agreement) that: (a) each of the Indemnitors has the power and authority to execute and deliver this agreement; (b) the execution and delivery of this agreement does not violate the constitutional documents of Ventures or International or any agreement to which any of the Indemnitors is a party or by which any of them is bound or any law; (c) the execution, delivery and performance of this agreement has been authorized by the taking of all required corporate and other action; and (d) upon the execution and delivery of this agreement by an officer of Ventures and International and each of the individual Indemnitors, this agreement shall be duly and properly authorized, executed and delivered by each of the Indemnitors, respectively, and valid and binding upon each of the Indemnitors and fully enforceable in accordance with its terms.

4. This agreement sets forth the entire agreement among the parties hereto with respect to the subject matter herein contained; shall be governed and construed in accordance with the laws of the State of Nevada; cannot be altered, amended, modified, terminated or rescinded except by a writing executed by all of the parties hereto; and shall inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the day and year first above written.

                                 Raceway Ventures, LLC

                                 By: /s/ Steven Cohen


                                 International Housing Development Group, Corp.

                                 By: /s/ Leonard Mercer

                                 /s/ Steven F. Cohen, Individually

                                 /s/ Patrick Danan, Individually

                                 /s/ Frank A. Leo, Individually


                                 All Capital, LLC

                                 By: /s/ Shawn Scott